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                                                            EXHIBIT 10.5

                                Stage II Apparel Corp.

                        1998 NONQUALIFIED STOCK OPTION PLAN-B
                                   OPTION AGREEMENT


     OPTION AGREEMENT dated as of May 11, 1998 (the "Effective Date") between Stage II Apparel Corp., a New York corporation (the "Company"), and the undersigned option holder (the "Participant").

     In consideration for the services rendered to the Company by the Participant and to provide the Participant with a greater interest as a shareholder in the success of the Company, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has granted to the Participant an option to purchase shares of the Company's common stock, $.01 par value ("SA Common"), in accordance with the provisions of the Company's 1998 Nonqualified Stock Option Plan B (the "Plan"). The Options are exercisable only to the extent that options granted by the Participant (the "RS Options") to Jack Clark ("JC"), Robert Plotkin ("RP"), and Steven Clark ("SC") to purchase up to 1,500,000 shares of SA Common are exercised by them. Accordingly, the parties hereto agree as follows.

1    Grant of Option. The Company, by action of the Committee, has granted to the Participant in three series (each an "Option Series") the right and option (the "Option") to purchase the number of shares of SA Common (the "Option Shares") in three series (each an "Option Series") at the exercise prices and during the periods set forth below:

                           Vesting Date--                Expiration Date--
Option    Shares Subject    Years After     Exercise        Years After
Series    To Option        Effective Date     Price       Effective Date
------    --------------   --------------   --------     -----------------
A         500,000             One              $ .50          Five
B         500,000             Two               1.00          Six
C         500,000             Three             1.50          Seven



2    Exercise of Option.

     (1) At any time after a vesting date set forth in Section 1, the vested portion of the Option shall be exercisable in whole or in part until the expiration date for that Option Series set forth in Section 1, but only to the extent that RS Options are exercised by JC, RP or SC. Each Option Series shall be subject to accelerated vesting pursuant to Section 7 of the Plan.

     (2) To the extent vested, the Option may be exercised by the Participant delivering to the Company a written notice (an "Exercise Notice") signed by the Participant stating the number of RS Options that have been exercised by JC, RP or SC, and the number of Option

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Shares that the Participant has elected to purchase and accompanied by payment in the form prescribed by Section 9 of the Plan of an amount equal to the full purchase price for the Option Shares to be purchased. Following receipt by the Company of the Exercise Notice and full payment of the purchase price for the Option Shares covered thereby, the Company shall instruct its transfer agent to issue, as soon as practicable, a certificate representing the Option Shares so purchased in the name of the Participant or any nominee designated in the Exercise Notice and to deliver the certificate to the Participant or any designated nominee.

3    Non-Transferability of Option.  The Option is not be transferable other than by will or by the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant.

4    Incorporation of Plan.  The Option is subject to, and governed by, the terms and conditions of the Plan, which are hereby incorporated by reference.
 This Agreement, including the Plan incorporated by reference herein, is the entire agreement among the parties with respect to the subject matter and supersedes all prior agreements and understandings.

5    Governing Law.  This Agreement, as well as the grant of the Option and issuance of the Shares, shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   STAGE II APPAREL CORP.

                                   By:____________S/___________________
                                        Jack Clark, Chairman
                                   PARTICIPANT:

                                   _______________S/___________________
                                        Richard Siskind